Agreement No. 08-0103A and 08-0462A

AMENDED AND RESTATED EQUITY AGREEMENT
This Agreement is effective as of the Effective Date (as hereinafter defined), by and between Wisconsin Alumni Research Foundation (hereinafter called “WARF”), a nonstock, nonprofit Wisconsin corporation, and Cellular Dynamics International, Inc., formerly known as iPS Cells, Inc. (hereinafter called “Company”), a corporation organized and existing under the laws of Wisconsin;
WHEREAS, pursuant to a certain Agreement and Plan of Merger by and among Cellular Dynamics International, Inc. (“CDI”), Stem Cell Products, Inc. (“SCP”) and Company, each of CDI and SCP has been merged with and into Company, which changed its name to Cellular Dynamics International, Inc. pursuant to such merger (the “Merger Agreement” and the “Merger,” respectively);
WHEREAS, at the effective time of the Merger (the “Effective Date”), this Agreement amends, restates and supersedes in its entirety that certain Equity Agreement dated December 21, 2007 between WARF and SCP and that certain Equity Agreement dated June 27, 2008 between WARF and Company (collectively the “Predecessor Equity Agreements”);
WHEREAS, WARF and Company have entered into License Agreements, as defined below, with respect to certain inventions owned by WARF;
WHEREAS, as an accommodation to Company, WARF has accepted Shares in lieu of charging Company certain fees under the License Agreements;
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties covenant and agree as follows:
Section 1.Definitions. For the purpose of this Agreement, the Appendix A definitions shall apply.
Section 2.    Issuance of Shares to WARF.
A.    Issuance of Shares.
(i)    Pursuant to the terms and conditions of the Merger Agreement (and in exchange for the shares of stock issued to WARF pursuant to the Predecessor Equity Agreements) WARF is entitled to 1,093,531 Shares, such Shares being equivalent to six and eight tenths percent (6.8%) of the outstanding Equity Securities of Company as of the Effective Date. Pursuant to the terms and conditions of the Merger Agreement, Company shall deliver, or cause to be delivered, to WARF a stock certificate, duly signed by appropriate officers of Company and issued in WARF’s name, representing all of the Shares required to be issued to WARF pursuant thereto.
(ii)    All Shares issued to WARF hereunder shall be fully-paid and non-assessable upon their issuance to WARF and shall have the same rights and preferences granted other holders of Shares, including the rights and preferences specified in Company’s Articles of Incorporation attached hereto as part of Appendix B. The foregoing provision and the Merger Agreement contemplate, and it is understood, that as of the Effective Date, WARF shall have become a party to a shareholders agreement by and among Company and holders of Shares substantially in the form attached hereto as a part of Appendix D (the “Shareholders Agreement”). Company agrees that WARF’s Share Percentage shall be maintained through the first round of Equity Financing and until the cash investment in and net worth of Company is greater than $3,000,000.00. Thereafter, WARF will be entitled to preemptive rights in accordance with the Shareholders Agreement.
B.    Certain Adjustments. If Company pays a stock dividend or undertakes a split of its common stock, a reverse split, a recapitalization, reorganization, or other similar action with respect to its common stock between the Effective Date and the date that Shares are issued to WARF pursuant to this Agreement, then appropriate adjustments shall be made to the number of Shares to be issued to WARF pursuant to Section 2A so that WARF receives an equivalent percentage of Company’s issued and outstanding Shares.

iPS Cell, Inc. Amended and Restated Equity Agreement 08-0103A and 08-0462A

C.    Effect on License Agreements. If Company meets its obligations under Sections 2A and 2B of this Agreement and the representations and warranties made by Company in Section 4 of this Agreement are then true, then, upon WARF’s receipt of a stock certificate representing all of the Shares to be issued to WARF under Section 2A(i) (as adjusted), Company (as Licensee under the License Agreements) shall be deemed to have met the initial license fee obligation under the License Agreements.
Section 3.    Put Option.
A.    Grant of Put Option. Company hereby agrees to repurchase the Shares issued to WARF pursuant to this Agreement, at the option of WARF, on the terms contained in this Section 3.
B.    Period for Exercise. WARF shall have the right to exercise part or all of its put option under this Section 3 for: (i) a period of one (1) year beginning with the seventh (7th) anniversary of the Effective Date; or (ii) the date which is ninety (90) days prior to an initial public offering (“IPO”); or (iii) the first date any other put option is permitted to be exercised as held by a venture capital investor or founder. Said put options shall expire on the earlier of sixty (60) days prior to consummation of an IPO, or one year after the occurrence of the events specified in (i) and (iii). If at any time prior to WARF’s exercising its put option(s) rights, Company has received ten million dollars ($10,000,000) in aggregate equity funding from institutional investors, WARF’s put option rights described in this Section 3 shall terminate.
C.    Price Per Share. Company shall pay WARF consideration for each Share put to it hereunder in cash in an amount equal to the Fair Market Value of the Shares being put as of the date WARF exercises its put option.
D.    Exercise of Option. WARF may exercise its put option only by its delivery of a written notice to Company that WARF is exercising its rights under this Section 3. In WARF’s sole discretion, WARF may exercise its rights to either some or all of the Shares with respect to which it has a put option under this Section 3 in accordance with Section 3B.
E.    Stock Splits, etc. If Company pays a stock dividend or undertakes a split of its common stock, a reverse split, a recapitalization, reorganization, or other similar action with respect to its common stock, this put option shall apply to any new shares issued to WARF pursuant to such corporate action and appropriate adjustments shall be made to the number of shares subject to this put option (including any new shares) and the price per share under this option so that the value of this option to WARF is not diminished by such corporate action.
F.    Inability of Company to Purchase. If Company is unable to lawfully purchase all of the Shares which it is required or permitted to purchase pursuant to this Agreement because such purchase would cause Company to be insolvent, then until such time as Company is legally able to purchase the Shares pursuant to this Agreement, the purchase thereof shall be considered to be deferred. Notwithstanding the forgoing, if WARF shall so request, Company shall purchase as many Shares as it is legally able to purchase as requested by WARF on the date originally required by this Section 3 (the “Original Closing Date”) and at such times as WARF may thereafter reasonably request. Any deferral of the purchase of Shares hereunder shall not change, defer or otherwise affect the date as of which the value of each Share to be purchased is to be determined as provided herein (the “Original Valuation Date”) with respect to deferred purchases occurring during the one (1) year period following the Original Closing Date. Thereafter, the value per share of any Shares, the purchase of which has been deferred hereunder (the “Deferred Shares”) shall be redetermined on each successive one (1) year anniversary (“Redetermination Date”) of the Original Closing Date and the value of each Deferred Share remaining to be purchased at any time shall be the greater of (a) the value determined on the Original Valuation Date, or (b) the value determined on the Redetermination Date last preceding the purchase of such Shares.

iPS Cell, Inc. Amended and Restated Equity Agreement 08-0103A and 08-0462A

Section 4.    Representations and Warranties.
A.    Representations and Warranties by Company. Company represents and warrants to WARF that:
(i)    Company was duly organized and is a validly existing corporation under the laws of the State of Wisconsin with adequate power and authority to conduct the business in which it is now engaged, and Company is duly qualified to do business as a foreign corporation and is in good standing in such other states or jurisdictions as is necessary to enable it to carry on its business.
(ii)    There are no actions, suits, or proceedings pending or threatened against Company, its properties, or its patents in any court or before any governmental or administrative agency, which can have any material or adverse effect on the business as now conducted or on the properties, the financial condition, or income of Company, and Company is not in default under any order or judgment of any court or governmental or administrative agency.
(iii)    Company is not a party to any agreement or instrument, or subject to any charter, bylaw, or other corporate restrictions materially or adversely affecting its business and operations, present or prospective, or its property, assets, or condition, financial or otherwise.
(iv)    Company is not in default in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any bond, debenture, note, or other evidence of indebtedness or any contract or other agreement of Company.
(v)    This Agreement has been duly authorized, executed and delivered on behalf of Company and constitutes the valid and binding agreement of Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency reorganization, fraudulent conveyance, moratorium or other laws of general application affecting enforcement of creditors’ rights, or general principles of equity that restrict the availability of equitable remedies, and Company has full power and lawful authority to issue, sell, and repurchase the Shares on the terms and conditions herein set forth.
(vi)    Consummation of the transactions contemplated by this Agreement in compliance with provisions of this Agreement will not result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, or result in the creation of any lien, charge, or encumbrance on, any property or assets of Company pursuant to any indenture, mortgage, deed of trust, agreement, corporate charter, contract, or other instrument to which Company is a party or by which Company may be bound.
(vii)    Company is in compliance with all federal, state and local environmental laws and there are no conditions currently existing or contemplated which are likely to subject Company to damages, penalties, injunctive relief, removal costs, remedial costs or cleanup costs under any such laws or assertions thereof.
(viii)    Attached hereto as Appendix B and hereby made a part hereof are the Articles of Incorporation (including any amendments thereto) and the Bylaws (including any amendments thereto) of Company.
(ix)    Pursuant to its Articles of Incorporation, Company is authorized to issue twenty million eighty thousand nine (20,080,009) Shares, sixteen million nine (16,000,009) Shares of which are validly issued and outstanding, fully paid and nonassessable, and not subject to any other parties’ preemptive rights. Except for those Equity Securities listed on Appendix C attached hereto, there are no other authorized or outstanding Equity Securities of any class, kind, or character, and there are no outstanding subscriptions, options, warrants, or other agreements, or commitments obligating Company to issue any additional shares of its capital stock of any class, or any options or rights with respect thereto, or any securities convertible into any shares of stock of any class.

iPS Cell, Inc. Amended and Restated Equity Agreement 08-0103A and 08-0462A

(x)    Attached hereto as Appendix D and hereby made a part hereof is a list of all restrictions on the transfer of any Shares or other securities of Company and all agreements between any shareholders or convertible debtholders of Company regarding the valuation or transfer of any Shares or other securities of Company.
(xi)    Since the date of the most recent Financial Statements provided to WARF under this Agreement, there has been no: (a) material adverse change in the condition, financial or otherwise, of Company other than changes in the ordinary course of business; (b) damage or loss, whether or not covered by insurance, materially and adversely affecting Company’s properties or business taken as a whole; and (c) declaration or setting aside, or payment of any dividend or other distribution in respect of the stock of Company or any direct or indirect redemption, purchase or other acquisition of such shares.
(xii)    All Financial Statements provided or to be provided to WARF under this Agreement are true and complete but may not have been prepared in accordance with generally accepted accounting principles. At WARF’s request, however, with notice provided under Section 9, Company will prepare and deliver to WARF within 90 days after WARF’s request, financial statements prepared in accordance with generally accepted accounting principles. As of the date of the most recent Financial Statements provided to WARF under this Agreement, Company had no material liabilities, absolute or contingent, that are not reflected in such Financial Statements except obligations incurred in the ordinary course of business.
(xiii)    Company has filed all tax returns and reports required to be filed by it. Company has paid all taxes, interest and penalties required to be paid pursuant to said returns or otherwise required to be paid by it.
B.    Representations and Warranties by WARF. WARF represents and warrants to Company that:
(i)    WARF is acquiring the Shares for investment for its own account and not with a view to resale or distribution within the meaning of the Securities Act.
(ii)    This Agreement has been duly authorized, executed, and delivered on behalf of WARF and constitutes the valid and binding Agreement of WARF, enforceable in accordance with its terms, and WARF has full power and lawful authority to purchase and sell the Shares on the terms and conditions herein set forth.
C.    Survival and Timing of Warranties. The warranties and representations made in this Section 4 shall survive the issuance of shares to WARF. The warranties and representations made in this Section 4 shall be true and correct as of the Effective Date.
Section 5.    Miscellaneous Covenants.
A.    Financial Statements and Other Information. As long as WARF owns any Shares, Company shall promptly provide to WARF such Financial Statements, amendments to or restatements of its Articles of Incorporation or Bylaws, stock transfer restrictions and agreements between shareholders with respect to the valuation or transfer of shares and amendments thereto, and such other information respecting the business, affairs, and financial condition of Company as WARF may reasonably request and WARF’s representatives may visit and inspect any of the properties, books and information of Company. In addition, Company will provide WARF with a copy of its annual financial statements including income statement, balance sheet and any related schedules provided to other founding shareholders of the Company within ninety (90) days of the Company’s year end.
B.    Issuance of Shares to Company Employees. Company shall not issue any Equity Securities (including Shares) to any Affiliate for less than the fair market value of that security except for stock options or other Equity Securities issued pursuant to equity incentive compensation plans adopted by the Company’s board of directors and in compliance with the Shareholders Agreement. For any Equity Securities not issued pursuant to an equity incentive compensation plan, Company shall have the burden of proving that it received consideration for any such issuance equal to the fair market value of the Equity Securities issued.

iPS Cell, Inc. Amended and Restated Equity Agreement 08-0103A and 08-0462A

C.    Piggyback Registration Rights.
(i)    If at any time Company shall determine to Register any Shares, Company shall:
(1)    promptly give WARF written notice thereof (which shall include a list of the jurisdictions in which Company intends to attempt to qualify such Shares under the applicable Blue Sky or other state securities laws); and
(2)    include in such Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all of the Shares specified in a written request by WARF received by Company from WARF within twenty (20) days after the giving of such written notice by Company, subject to any reasonable terms, conditions or limitations requested by Company upon advice of the managing underwriter for any such Registration.
(ii)    All Registration Expenses incurred in connection with any registration pursuant to Section 5D(i) shall be borne by Company.
D.    Notice of Fundamental Corporate Transactions. As long as WARF owns Equity Securities in Company, Company shall not, without providing WARF with written notice (i) merge with another entity, consolidate, reorganize (including without limitation by any reverse split), liquidate, or dissolve Company; (ii) sell, lease, exchange or otherwise dispose of all or substantially all of the property or assets of Company; or (iii) adopt any plan or agreement to do any of the foregoing.
E.    Observation Rights for all Board Meetings. As long as WARF owns Equity Securities in Company, WARF shall be provided notice and shall have full observation rights for any and all meetings of the Board of Directors of Company.
Section 6.    Termination.
Unless terminated sooner by either party as provided below, this Agreement shall terminate on the date that WARF, after having been issued Shares hereunder, no longer owns any Equity Securities. If this Agreement terminates automatically as provided in this Section 6A, each License Agreement shall remain in effect according to the terms specified therein.
If (i) Company at any time fails to timely issue Shares to WARF on a timely basis, fails to timely repurchase Shares from WARF, or otherwise commits a material breach of this Agreement, or if any of the representations or warranties made by Company are untrue as of any date on which they are required to be true and correct, (ii) WARF gives written notice of such breach or default to Company, (iii) Company fails to remedy any such breach or default within thirty (30) days after written notice thereof by WARF, and (iv) such breach or default is material in the context of the overall arrangement between the parties, then WARF may, at its option, terminate either this Agreement, any License Agreement, or both.
If WARF at any time commits a material breach of this Agreement or any of the representations or warranties made by WARF are untrue as of any date on which they are required to be true and correct, and WARF fails to remedy any such breach or default within thirty (30) days after written notice thereof by Company, Company may, at its option, terminate either this Agreement, any License Agreement, or both.
Section 7.    Assignability. Company may not assign its rights or obligations under this Agreement without WARF’s prior, written consent, such consent not to be unreasonably withheld.
Section 8.    Miscellaneous. This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Wisconsin. If any provisions of this Agreement are or shall come into conflict with the laws or regulations of any jurisdiction or any governmental entity having jurisdiction over the parties or this Agreement, those provisions shall be deemed automatically deleted, if such deletion is allowed by relevant law, and

iPS Cell, Inc. Amended and Restated Equity Agreement 08-0103A and 08-0462A

the remaining terms and conditions of this Agreement shall remain in full force and effect. If such a deletion is not so allowed or if such a deletion leaves terms thereby made clearly illogical or inappropriate in effect, the parties agree to substitute new terms as similar in effect to the present terms of this Agreement as may be allowed under the applicable laws and regulations.
Section 9.    Notices. Any notice required to be given pursuant to the provisions of this Agreement shall be in writing and shall be deemed to have been given at the earlier of the time when actually received as a consequence of any effective method of delivery, including but not limited to hand delivery, transmission by facsimile, or delivery by a professional courier service or the time when sent by certified or registered mail addressed to the party for whom intended at the address below or at such changed address as the party shall have specified by written notice, provided that any notice of change of address shall be effective only upon actual receipt.

(a)    Wisconsin Alumni Research Foundation
Attn: Managing Director
614 Walnut Street
Madison, Wisconsin 53726 Page 6 of 13

iPS Cell, Inc. Amended and Restated Equity Agreement 08-0103A and 08-0462A

(b)    Cellular Dynamics International, Inc.
Attn: President
525 Science Drive
Madison, Wisconsin 53711

with a copy to:

Anna M. Geyso
Godfrey & Kahn, S C.
780 North Water Street
Milwaukee, Wisconsin 53202

Section 10.    Integration. This Agreement and the License Agreements constitute the full understanding between the parties with reference to the subject matter hereof, and no statements or agreements by or between the parties, whether orally or in writing, except as provided for elsewhere in this Section 10, made prior to or at the signing hereof, shall vary or modify the written terms of this Agreement. Neither party shall claim any amendment, modification, or release from any provisions of this Agreement. by mutual agreement, acknowledgement, or otherwise, unless such mutual agreement is in writing, signed by the other party, and specifically states that it is an amendment to this Agreement
IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the dates indicated below.
WISCONSIN ALUMNI RESEARCH FOUNDATION

By:	/s/ Craig J. Christianson	Date:	7/14/08
Craig J. Christianson, Director of Licensing

CELLULAR DYNAMICS INTERNATIONAL, INC.
(formerly known as IPS CELLS, INC.)

By:	/s/ Robert J. Palay	Date:	July 15, 2008
Robert J. Palay, Chief Executive Officer

iPS Cell, Inc. Amended and Restated Equity Agreement 08-0103A and 08-0462A

APPENDIX A
A.    “Shares” shall mean shares of Company’s common stock, $0.0001 par value per share.
B.    “License Agreement” shall mean the Commercial Products License  – Patent Rights (Agreement No 08-0104) dated December 21, 2007 entered into by WARF and Company’s predecessor, SCP, and the Exclusive and Nonexclusive License Agreement (Agreement No 08-0830) between WARF and Company.
C.    “Affiliate” shall mean any person who is related by blood or marriage to any person or entity who owns more than twenty percent of the issued and outstanding shares of Company or to any officer, director, or employee of Company or any entity in which any such person has a direct or indirect beneficial ownership interest or for which any such person serves as a director, officer or employee.
D.    “Financial Statements” shall mean a balance sheet, statement of earnings, stockholders’ equity and cash flow as of the end of the last fiscal year that has been completed when the statements are to be provided to WARF and a balance sheet and income statement as of the end of the last fiscal quarter that has been completed when the statements are to be provided to WARF. If Company’s Financial Statements have been audited, then Company shall provide WARF with such audited statements.
E.    “Equity Financing” shall mean an investment (or series of related investments) in Company by one or more independent third parties who are regularly engaged in making private equity investments in return for Equity Securities of Company, where the consideration for such investment is cash and not other consideration in connection with any other transaction between Company and such third party.
F.    “Equity Securities” shall mean the Shares, any other shares of Company (including preferred shares), and any securities of Company that are convertible into shares of Company or that carry a right to subscribe to or acquire shares of Company.
G.    “WARF’s Share Percentage” shall mean the percentage derived by dividing the sum of the number of Shares then owned by WARF by the total number of issued and outstanding Shares at such time.
H.    “Register,” “Registered,” and “Registration” shall refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement.
I.    “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission issued under such act, as they each may, from time to time, be in effect.
J.    “Registration Statement” shall mean a registration statement on Form S‑1 or Form S‑3 filed by Company with the Securities and Exchange Commission for a public offering and sale of securities of Company.
K.    “Registration Expenses” shall mean all expenses incurred by Company in complying with Section 5D(i) of this Agreement, including, without limitation, all registration and filing fees, printing expenses, and fees and disbursements of counsel for Company.

iPS Cell, Inc. Amended and Restated Equity Agreement 08-0103A and 08-0462A

L.    “Fair Market Value” shall mean the value of Equity Securities as mutually agreed upon by the parties hereto. In the event that the parties cannot agree on a fair market value per Share, the parties shall choose an independent valuation expert acceptable to both parties to establish the fair market value per Share. In the event that the parties cannot agree on a valuation expert, each party shall chose a valuation expert acceptable to it and such valuation experts shall choose an independent third valuation expert to establish the value per Share.

iPS Cell, Inc. Amended and Restated Equity Agreement 08-0103A and 08-0462A

APPENDIX B
Company Articles of Incorporation and Bylaws
(Attached)

iPS Cell, Inc. Amended and Restated Equity Agreement 08-0103A and 08-0462A

ARTICLES OF INCORPORATION
OF
IPS CELLS, INC.

These Articles of Incorporation are executed by the undersigned for the purpose of forming a Wisconsin corporation under Chapter 180 of the Wisconsin Statutes:

ARTICLE 1
NAME
The name of the corporation is IPS Cells, Inc.

ARTICLE 2
TERM
The period of existence of the corporation shall be perpetual.

ARTICLE 3
PURPOSES AND POWERS
3.1    Purposes. The purposes for which the corporation is formed are to engage in any lawful activity within the purposes for which corporations may be organized under the Wisconsin Business Corporation Law.
Powers.

3.2    Powers. The corporation has, exercises and enjoys all of the general rights, privileges and powers granted to corporations under the Wisconsin Business Corporation Law.

ARTICLE 4
SHARES OF STOCK
4.1    Number. The aggregate number of shares that the corporation has authority to issue is ten million (10,000,000).

4.2    Class. The corporation’s authorized shares consist of one class only, designated as common stock. Each share of common stock has a par value of $0.0001.

4.3    Less Than Unanimous Written Consent. Any action required or permitted by the Wisconsin Business Corporation Law to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by shareholders of the corporation who would be entitled to vote at a meeting holding shares with voting power to cast not less than the minimum number or, in the case of voting by voting groups, numbers of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted.

ARTICLE 5
REGISTERED OFFICE AND REGISTERED AGENT
The registered office of the corporation is located at 780 N. Water Street, Milwaukee, Wisconsin 53202 and the name of its registered agent at such address is G&K Wisconsin Services, LLC.

ARTICLE 6
BOARD OF DIRECTORS
The number of directors constituting the Board of Directors of the corporation shall be as specified in or fixed in accordance with the Bylaws of the corporation. The number of directors of the corporation may be changed from time to time by the By‑Laws of the corporation, but in no case shall be less than one (1).
ARTICLE 7
INCORPORATOR
The name and address of the incorporator are:

G&K Wisconsin Services, LLC
780 N. Water Street
Milwaukee, WI 53202

Executed this 16th day of November, 2007.

G&K WISCONSIN SERVICES, LLC

By:	/s/ Anna M. Geyso
Anna M. Geyso, Assistant Secretary	Anna M. Geyso, Assistant Secretary

This document was drafted by and should be returned to: Anna M. Geyso Godfrey & Kahn, S.C. 780 N. Water Street Milwaukee, WI 53202 (414) 273-3500

ARTICLES OF MERGER
OF
CELLULAR DYNAMICS INTERNATIONAL, INC
(a Wisconsin corporation)
AND
STEM CELL PRODUCTS, INC
(a Wisconsin corporation)
WITH AND INTO
IPS CELLS, INC
(a Wisconsin corporation)

The undersigned officer of iPS Cells, Inc., a corporation organized under the laws of the State of Wisconsin, pursuant to Section 180.1105 of the Wisconsin Statutes, hereby certifies as follows:
1.The names and states of formation of the constituent entities in the merger are as follows:

Name	State of Incorporation

Cellular Dynamics International, Inc.	Wisconsin
Stem Cell Products, Inc.	Wisconsin
iPS Cells, Inc.	Wisconsin

2.That an Agreement and Plan of Merger has been adopted and approved by each business entity that is a party to the merger in the manner required by the laws applicable to each business entity, and in accordance with Section 180.1103 of the Wisconsin Statutes.

3.The surviving corporation is iPS Cells, Inc. (the “Surviving Corporation”). The Surviving Corporation is not a Domestic or Foreign Business Corporation that is an indirect wholly owned subsidiary or parent.

4.The Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of the Surviving Corporation, except that the Surviving Corporation’s Articles of Incorporation hereby are amended as follows:
a.    Article 1 thereof shall be amended to be as follows:
“ARTICLE 1

The name of the corporation is Cellular Dynamics International, Inc.”

b.    Section 4.1 of Article 4 shall be amended to be as follows:
“4.1.    Number. The aggregate number of shares that the corporation has authority to issue is twenty million eighty thousand nine (20,080,009).”

5.The merger shall become effective at 11:59 p.m. on the 15th day of July, 2008.

6.The executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation.

7.A copy of the executed Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any shareholder of any of the constituent entities, or upon payment to the Surviving Corporation of an amount equal to the cost of producing the copy, to any other interested person.

8.Neither Cellular Dynamics International, Inc. nor Stem Cell Products, Inc., the merged corporations, has a fee simple ownership interest in any Wisconsin real estate.

IN WITNESS WHEREOF, the Surviving Corporation has caused these Articles of Merger to be executed on this 15th day of July, 2008.

IPS CELLS, INC.

By:	/s/ Robert J. Palay
Robert J. Palay, Chief Executive Officer

This instrument was drafted by:

Michael J. Conmey
Godfrey & Kahn, S.C.
780 North Water Street
Milwaukee, Wisconsin 53202

BYLAWS
OF
IPS CELLS, INC.

(Adopted as of November 16, 2007)

ii

BYLAWS
OF
IPS CELLS, INC.
Section 1.1.    Principal Office. The principal office of IPS Cells, Inc. (“the Corporation”) shall be located at any place within or outside the State of Wisconsin as may be designated in the Corporation’s most current Annual Report filed with the Wisconsin Department of Financial Institutions.
Section 1.2.    Registered Office. The registered office of the Corporation, as required by the Wisconsin Business Corporation Law (the “WBCL”), shall be located within Wisconsin and may, but need not, be identical with its principal office in the State of Wisconsin. The address of the registered office may be changed from time to time in any manner authorized by the WBCL.
ARTICLE II
SHAREHOLDERS
Section 2.1.    Annual Meeting. The annual meeting of the shareholders shall be held within 90 days after the close of the Corporation’s fiscal year, at such time and date as determined by the Corporation’s Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held at the annual meeting of such shareholders at the time specified herein for such meeting, or at any subsequent continuation after adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of such shareholders as soon thereafter as is convenient.
Section 2.2.    Special Meetings. Special meetings of the shareholders, for any purpose or purposes, described in the meeting notice, may be called by the Chief Executive Officer or by the Board of Directors, and shall be called by the Chief Executive Officer or the Secretary if the holders of not less than ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the meeting sign, date and deliver to the Corporation one or more written demands for the meeting describing each purpose for which it is to be held.
Section 2.3.    Place of Meetings. The Chief Executive Officer or the Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual or any special meeting of the shareholders, unless all shareholders entitled to vote at the meeting designate, by unanimous written consent pursuant to Section 2.11, below, a different place, either within or without the State of Wisconsin, as the place for the holding of such meeting. If no such designation is made by either the directors or unanimous action of the voting shareholders, the place of meeting shall be the principal office of the Corporation in the State of Wisconsin, but any meeting may be adjourned to reconvene at any place designated by the affirmative vote of the holders of a majority of the shares represented at the meeting.
Section 2.4.    Notice of Meetings.
2.4.1.    Required Notice. Except as otherwise required by the WBCL, the Corporation’s Articles of Incorporation or these Bylaws, written notice stating the date, time and place of each annual or special shareholders’ meeting shall be delivered not less than 10 nor more than 60 days before the date of the meeting, by or at the direction of the Chief Executive Officer, the Secretary, the Board of Directors, or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting and to any other shareholder entitled by the WBCL or the Corporation’s Articles of Incorporation to receive notice of the meeting. Notice may be communicated in person, by telephone, telegraph, teletype, facsimile or other forms of wire or wireless communication, or by mail or private carrier. Written notice to a shareholder shall be deemed to be effective on the earlier of: (a) the date received; (b) the date it is deposited in the United States mail when addressed to the shareholder’s address shown in the Corporation’s current record of shareholders, with postage prepaid; (c) the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (d) the date sent, if transmitted by telegraph, teletype, facsimile or other similar form of wire or wireless

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communication, provided that with respect to facsimile transmissions the sender receives written confirmation of receipt and with respect to any electronic mail transmission, the sender does not receive a notice of non-delivery of such transmission; or (e) the date delivered to a courier or deposited in a designated receptacle, if sent by private carrier, when addressed to the shareholder’s address shown in the Corporation’s current record of shareholders.
2.4.2.    Adjourned Meeting. If any shareholder meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, and place, if the new date, time, and place is announced at the meeting before adjournment. But if a new record date for the adjourned meeting is or must be fixed (see Section 2.5 of this ARTICLE II), then notice must be given pursuant to the requirements of Section 2.4.1, above, to those persons who are shareholders as of the new record date.
2.4.3.    Waiver of Notice. Any shareholder may waive notice of the meeting (or any notice required by the WBCL, the Corporation’s Articles of Incorporation or these Bylaws), by a writing signed by the shareholder entitled to the notice, which is delivered to the Corporation (either before or after the date and time stated in the notice) for inclusion in the corporate records. A shareholder’s attendance at a meeting, in person or by proxy:
(a)    waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting; and
(b)    waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.
2.4.4.    Contents of Notice. The notice of each special shareholder meeting shall include a description of the purpose or purposes for which the meeting is called and such other information as may be required by the WBCL. Except as provided in this Section 2.4.4, or as otherwise required by the WBCL or the Corporation’s Articles of Incorporation, the notice of an annual shareholder meeting need not include a description of the purpose or purposes for which the meeting is called. If a purpose of any shareholder meeting is to consider the removal of a director, the notice of such shareholder meeting must state that the consideration of such transaction is the purpose or one of the purposes for which the meeting is called.
Section 2.5.    Fixing of Record Date.
2.5.1.    Meetings, Distributions, Etc. For the purpose of determining shareholders of any voting group entitled to notice of a shareholders’ meeting, to demand a special meeting, or to vote or take any other action, or shareholders entitled to receive payment of any distribution or share dividend, the Board of Directors may fix a future date as the record date. Such record date shall not be more than 70 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is so fixed by the Board of Directors for the determination of shareholders entitled to notice of, or to demand or vote at, a meeting of shareholders, or shareholders entitled to receive a share dividend or distribution, the record date for determination of such shareholders shall be at the close of business on:
(a)    with respect to an annual shareholder meeting or any special shareholder meeting called by the Board of Directors or any person specifically authorized by the Board of Directors or these Bylaws to call a meeting, the day before the first notice is delivered to shareholders;

(b)    with respect to a special shareholders’ meeting demanded by the shareholders, the date the first shareholder signs the demand;
(c)    with respect to the payment of a share dividend, the date the Board of Directors authorizes the share dividend;
(d)    with respect to actions taken in writing without a meeting (pursuant to Section 2.11 of this ARTICLE II), the date the first shareholder signs a consent; and
(e)    with respect to a distribution to shareholders (other than a distribution involving a purchase, redemption or other acquisition of the Corporation’s shares), the date the Board of Directors authorizes the distribution.
2.5.2.    Adjournment. When a determination of shareholders entitled to vote at any shareholders’ meeting has been made as provided in this Section 2.5, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.
Section 2.6.    Shareholder List. After fixing a record date for a meeting of shareholders, the Corporation shall prepare a list of the names of all its shareholders who are entitled to notice of the shareholders’ meeting. The list shall be arranged by class or series of shares and show the address of and the number of shares held by each shareholder. The shareholders’ list shall be available for inspection by any shareholder beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting. The list shall be available at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting is to be held. A shareholder, or his or her agent or attorney, is entitled, on written demand, to inspect and provided, that the shareholder, or his or her agent or attorney, demonstrates to the satisfaction of the Corporation that he or she satisfies the applicable requirements of the WBCL, to copy the list, during regular business hours and at his or her expense, during the period it is available for inspection. The Corporation shall make the shareholders’ list available at the meeting and any shareholder, or his or her agent or attorney, may inspect the list at any time during the meeting or any adjournment thereof. Refusal or failure to prepare or make available the shareholders’ list shall not affect the validity of any action taken at such meeting.
Section 2.7.    Quorum, Voting Requirements and Voting Groups.
2.7.1.    Quorum. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Corporation’s Articles of Incorporation, a Bylaw adopted under authority granted in the Corporation’s Articles of Incorporation or the WBCL provides otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.
2.7.2.    Voting Requirements. Once a share is represented for any purpose at a meeting, other than for the sole purpose of objecting to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or a Bylaw adopted under authority granted in the Corporation’s Articles of Incorporation or the WBCL requires a greater number of affirmative votes.
2.7.3.    Voting Groups. If the Corporation’s Articles of Incorporation, a Bylaw adopted under authority granted in the Corporation’s Articles of Incorporation or the WBCL provides for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group. If the Articles of Incorporation or the WBCL provides for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.
Section 2.8.    Proxies. At all meetings of shareholders, a shareholder may vote in person, or vote by proxy pursuant to an appointment of proxy that is executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such appointment of a proxy shall be filed before or at the time of the meeting with the Secretary of the Corporation or other officer or agent of the Corporation authorized to tabulate votes. No appointment of a proxy shall be valid after 11 months from the date of its execution unless a different period is expressly provided in the appointment of the proxy.
Section 2.9.    Voting of Shares.
2.9.1.    Generally. Except as otherwise provided in the WBCL or in the Corporation’s Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a shareholders’ meeting.
2.9.2.    Shares Held by a Controlled Corporation. No shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting. The foregoing provision, however, shall not limit the power of the Corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.
2.9.3.    Redeemable Shares. Redeemable shares are not entitled to vote after notice of redemption is mailed to the holders thereof and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.
Section 2.10.    Corporation’s Acceptance of Votes.
2.10.1.    Shareholder Name. If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the Corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder.
2.10.2.    Other Name. If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if:
(a)    the shareholder is an entity as defined in the WBCL and the name signed purports to be that of an officer or agent of the entity;
(b)    the name signed purports to be that of a personal representative, administrator, executor, guardian, or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;
(c)    the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;
(d)    the name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory’s authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment; or
(e)    two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all the co-owners.
2.10.3.    Invalid Signature. The Corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the Secretary or other officer or agent of the Corporation authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature or about the signatory’s authority to sign for the shareholder.
2.10.4.    No Liability. The Corporation and its officers or agents who accept or reject a vote, consent, waiver, or proxy appointment in good faith and in accordance with the standards of this Section 2.10 are not liable in damages to the shareholder or any other person for the consequences of the acceptance or rejection.
2.10.5.    Presumption of Validity. Corporate action based on the acceptance or rejection of a vote, consent, waiver, or proxy appointment under this Section 2.10 is valid unless a court of competent jurisdiction determines otherwise.
Section 2.11.    Informal Action by Shareholders. Any action required or permitted by the WBCL to be taken at a shareholders’ meeting may be taken without a meeting if a written consent setting forth the action so taken shall be signed by all of the shareholders who would be entitled to vote with respect to such matter and delivered to the Corporation for inclusion in the minute book, except action may not be taken under this provision of this Section 2.11 with respect to an election of directors for which shareholders may vote cumulatively under Section 180.0728 of the WBCL. If the action to be taken requires that notice be given to non-voting shareholders, the Corporation shall give the non-voting shareholders written notice of the proposed action at least 10 days before the action is taken, which notice shall contain or be accompanied by the same material that would have been required if a formal meeting had been called to consider the action. Action taken by written consent is effective when the last signature on such written consent is delivered to the Corporation, unless the consent specifies a different effective date. A written consent signed by all shareholders required to sign such consent in order to take such action in accordance with this Section 2.11 has the effect of an unanimous vote approving such action by such shareholders at a meeting at which all such shareholders were present and may be described as such in any document.
Section 2.12.    Voting for Directors. Except as provided in Section 2.11, above, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. In this Section 2.12, “plurality” means that the individuals with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the election. Votes cast against a candidate are not given legal effect and are not counted as votes cast in an election of directors.
Section 2.13.    Conduct of Meetings. The Chairman of the Board, and in the absence of the Chairman of the Board (and the other officers who, in his absence, are thereunto authorized by these Bylaws), any person chosen by the affirmative vote of the holders of a majority of the shares represented at the meeting, provided that a quorum is present, shall call the meeting to order and shall act as chairman of the meeting. The Secretary of the Corporation shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.
ARTICLE III
BOARD OF DIRECTORS
Section 3.1.    General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors subject to any limitation set forth in the Corporation’s Articles of Incorporation.
Section 3.2.    Number, Tenure, and Qualifications of Directors. The initial number of directors of the Corporation shall be four. Thereafter, the number of directors of the Corporation shall be determined from time to time by the affirmative vote of the number of directors constituting a majority of the directors then in office or by unanimous written consent of the directors then in office. Each director shall hold office until the next annual meeting of shareholders or until his earlier removal or resignation in accordance with Section 3.9, below. However, if his term expires, he shall continue to serve until his successor shall have been elected and qualified or until there is a decrease in the number of directors. Directors need not be residents of the State of Wisconsin or shareholders unless so required by the Corporation’s Articles of Incorporation.
Section 3.3.    Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Chairman of the Board, by written notice, or in the absence of the Chairman of the Board, the Board of Directors, by resolution, may fix the time and place for the holding of additional regular meetings without other notice than such written notice or resolution. Any such regular meeting may be held by telephone in accordance with Section 3.7, below.
Section 3.4.    Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or the Chief Executive Officer or any one (1) or more directors. The person or persons calling special meetings of the Board of Directors in accordance with the foregoing provision may fix any place for holding any special meeting of the Board of Directors called by such person or persons. Any such special meeting may be held by telephone in accordance with Section 3.7, below.
Section 3.5.    Notice of, and Waiver of Notice for, Special Director Meetings. Written notice of meetings, except the regular annual meeting of the Board of Directors, shall be given at least forty-eight (48) hours prior to the date set for any such meeting. Notice may be communicated in person, by telephone, telegraph, teletype, facsimile or other form of wire or wireless communication, or by mail or private carrier. Written notice shall be deemed to be effective on the earlier of: (a) the date received; (b) three (3) days after the date it is deposited in the United States mail when addressed to the director at his business or home address as it appears in the Corporation’s records, with postage prepaid; (c) the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (d) the date sent, if transmitted by telegraph, teletype, facsimile or other similar form of wire or wireless communication; or (e) one (1) day after the date delivered to a courier or deposited in a designated receptacle, if sent by private carrier, when addressed to the director at his business or home address as it appears in the Corporation’s records. Whenever any notice whatever is required to be given to any director of the Corporation under these Bylaws, the Corporation’s Articles of Incorporation or the WBCL, a waiver thereof in writing, signed at any time whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to timely notice. A director’s attendance at, or participation in, a meeting waives any required notice of the meeting to him unless the director at the beginning of the meeting or promptly upon his arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of such meeting.

Section 3.6.    Quorum and Votes.
3.6.1.    Quorum. A majority of the number of directors specified in Section 3.2, above, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.
3.6.2.    Votes. The affirmative vote of the majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors unless the Corporation’s Articles of Incorporation or these Bylaws require the vote of a greater number of directors.
Section 3.7.    Meetings; Assent.
3.7.1.    Telephonic Meetings. Any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting and all communication during the meeting is immediately transmitted to each participating director and each participating director is able to immediately send messages to all other participating directors. If the meeting is to be conducted through the use of any such means of communication all participating directors must be informed that a meeting is taking place at which official business may be transacted. A director participating in a meeting by any such means of communication is deemed to be present in person at the meeting.
3.7.2.    Presumption of Assent. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (a) he objects at the beginning of the meeting (or promptly upon his arrival) to holding the meeting or transacting business at the meeting; or (b) he dissents or abstains from the action taken and minutes of the meeting are prepared that show his dissent or abstention from the action taken; or (c) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting; or (d) he dissents or abstains from the action taken and minutes of the meeting are prepared that fail to show his dissent or abstention and he delivers written notice of that failure to the Corporation promptly after receiving the minutes. The right of dissent or abstention is not available to a director who votes in favor of the action taken.
Section 3.8.    Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if the action is taken by all members of the Board of Directors. The action shall be evidenced by one or more written consents setting forth the action taken, signed by each director and retained by the Corporation. Action taken by written consents is effective when the last director signs the consent, unless the consent specifies a different effective date. One or more such written consents signed by all of the directors in accordance with this Section 3.8 has the effect of an unanimous vote taken at a meeting at which all directors were present and may be described as such in any document.
Section 3.9.    Removal and Resignation.
3.9.1.    Removal. The shareholders may remove one or more directors only at a meeting called for that purpose if notice has been given to the shareholders that a purpose of the meeting is such removal. The removal may be with or without cause. If a director is elected by a voting group, only the shareholders of that voting group may participate in the vote to remove that director. A director may be removed only if the number of votes cast to remove him exceeds the number of votes cast not to remove him.
3.9.2.    Resignation. A director may resign at any time by delivering written notice to the Board of Directors or to the Corporation. A resignation is effective when such notice is delivered to the Corporation unless the notice specifies a later effective date.

Section 3.10.    Vacancies.
3.10.1.    Filling of Vacancies, Generally. Unless the Corporation’s Articles of Incorporation provide otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, the shareholders may fill the vacancy. During such time that the shareholders fail or are unable to fill such vacancies:
(a)    the Board of Directors may fill the vacancy; or
(b)    if the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.
3.10.2.    Vacancy for Director Elected by a Voting Group. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group may vote to fill the vacancy if it is filled by the shareholders, and only the remaining directors elected by that voting group may vote to fill the vacancy if it is filled by the directors.
3.10.3.    Filling of Vacancy Due to Deferred Resignation. A vacancy that will occur at a specific later date by reason of a resignation effective at a later date may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.
3.10.4.    Term of Replacement Director. The term of a director elected to fill a vacancy expires at the next shareholders’ meeting at which directors are elected. However, if the term of any such director expires, he shall continue to serve until his successor is elected and qualified or until there is a decrease in the number of directors.
Section 3.11.    Expenses and Compensation. Unless the Corporation’s Articles of Incorporation provide otherwise, the Board of Directors, by resolution and irrespective of any personal interest of any of its members, may provide that each director be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and a stated salary as a director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the Corporation in any capacity other than as a director and receiving compensation therefor.
Section 3.12.    Director Committees.
3.12.1.    Authority to Create Committees. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee must have two or more members, who serve at the pleasure of the Board of Directors.
3.12.2.    Action to Create Committee and Appoint its Members. The creation of a committee and appointment of members to it must be approved by the greater of (1) a majority of all the directors in office when the action is taken or (2) the number of directors required by the Articles of Incorporation to take such action, (or, if none is specified in the Corporation’s Articles of Incorporation, the number required by Section 3.6, above, to take action).
3.12.3.    Required Procedures. Section 3.3, Section 3.4, Section 3.5, Section 3.6, Section 3.7 and Section 3.8, above, which govern meetings, notice and waiver of notice, quorum and voting and action without meetings, of the Board of Directors, shall apply to committees and their members.
3.12.4.    Authority. Each committee may exercise those aspects of the authority of the Board of Directors which the Board of Directors confers upon such committee in the resolution creating the committee except that a committee may not do any of the following:

(a)    authorize distributions of assets of the Corporation;
(b)    approve or propose to shareholders action that the WBCL requires be approved by shareholders;
(c)    fill vacancies on the Board of Directors or on any of its committees, unless the Board of Directors has specifically granted such authority to the committee;
(d)    amend the Corporation’s Articles of Incorporation pursuant to the authority of directors to do so granted by Section 180.1002 of the WBCL or any successor thereto;
(e)    adopt, amend, or repeal any Bylaw;
(f)    approve a plan of merger not requiring shareholder approval;
(g)    authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or
(h)    authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors.
ARTICLE IV
OFFICERS
Section 4.1.    Number of Officers. The principal officers of the Corporation may consist of the offices of the Chairman of the Board, Chief Executive Officer, President, one or more Vice-Presidents, Secretary, and Treasurer, each of whom shall be appointed by the Board of Directors. The Board of Directors may appoint such other officers and assistant officers as it deems necessary. If specifically authorized by the Board of Directors, an officer may appoint one or more officers or assistant officers. The same individual may simultaneously hold more than one office in the Corporation (including without limitation the offices of the President and Chief Executive Officer) except the offices of Chief Executive Officer and Secretary.
Section 4.2.    Appointment and Term of Office. The officers of the Corporation shall be appointed by the Board of Directors for a term as determined by the Board of Directors, or if no term is specified, they shall hold office until the first meeting of the Board of Directors after the next annual meeting of the shareholders. If the appointment of such officers shall not be made at the annual meeting of the Board of Directors, such appointment shall be made as soon thereafter as is convenient. Each officer shall hold office until his successor shall have been duly appointed and qualified, until his death, or until the earlier removal of such officer in accordance with Section 4.3, below, or the earlier resignation of such officer.
Section 4.3.    Removal. Any officer or agent may be removed by the Board of Directors at any time, with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Neither the appointment of an officer nor the designation of a specified term shall grant to an officer any contract rights.

Section 4.4.    Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise shall be filled by the Board of Directors for the unexpired portion of the term.
Section 4.5.    Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors and shall have such further and other authority, responsibility and duties as may be granted to or imposed upon him by the Board of Directors.
Section 4.6.    Chief Executive Officer. The Chief Executive Officer shall be the principal and chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation and shall perform all duties incident to the office of the chief executive officer and such other duties as from time to time may be prescribed for such officer by the Board of Directors. He shall, when present and in the absence of the Chairman of the Board, preside at all meetings of the shareholders and the Board of Directors. He shall have the authority to sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation’s capital stock and deeds, mortgages, bonds, contracts, or other instruments necessary or proper to be executed in the course of the Corporation’s regular business or which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors, these Bylaws or applicable law to be otherwise signed or executed. He shall have the authority, subject to such rules, directions or orders, as may be prescribed for such officer by the Board of Directors, to appoint and terminate the appointment of such agents and employees of the Corporation as he shall deem necessary, to prescribe their power, duties and compensation and to delegate authority to them. Except as otherwise provided by the WBCL or the Board of Directors, the Chief Executive Officer may authorize the President, any Vice-President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his place and stead.
Section 4.7.    President. The President shall have all authority and perform all duties incident to the office of president and such other duties as from time to time may be assigned to the President by the Chief Executive Officer or by the Board of Directors. The President may sign certificates for shares of the Corporation’s capital stock, the issuance of which have been authorized by resolution of the Board of Directors. In the absence of the Chairman of the Board and the Chief Executive Officer or in the event of the Chairman of the Board’s and the Chief Executive Officer’s death, inability or refusal to act, the President shall assume all authority, power, duties, and responsibilities otherwise appointed to the Chairman of the Board and the Chief Executive Officer, respectively, pursuant to Section 4.5 and Section 4.6, above, and, in such event, all references to the Chairman of the Board or the Chief Executive Officer herein shall be regarded as references to the President, except where a contrary meaning is clearly indicated.
Section 4.8.    Vice-Presidents. In the absence of the President or in the event of the President’s death, inability or refusal to act, the Vice-President, if one has been elected (or in the event that there is more than one Vice-President, the Vice-Presidents in the order designated at the time of their appointment, or in the absence of any designation, then in the order of their appointment), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice-President shall perform such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President or by the Board of Directors.
Section 4.9.    Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by the WBCL; (c) be custodian of the corporate records and of any seal of the Corporation and, if there is a seal of the Corporation, see that it is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) when requested or required, authenticate any records of the Corporation; (e) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder or delegate that responsibility to a stock transfer agent approved by the Board of Directors; (f) sign, with the Chief Executive Officer, certificates for shares of the Corporation’s capital stock, the issuance of which has been authorized by resolution of the Board of Directors; (g) have general charge of the stock transfer books of the Corporation; and (h) in general perform all duties incident to the office of secretary and such other duties as from time to time may be prescribed for, and shall have such other powers and authority as from time to time may be granted or delegated to, such officer by the Chief Executive Officer, the President or the Board of Directors.
Section 4.10.    Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected by the Board of Directors; and (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be prescribed for, and shall have such other powers and authority as from time to time may be granted or delegated to, such officer by the Chief Executive Officer, the President or the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall require.
Section 4.11.    Assistant Secretaries and Assistant Treasurers. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors from time to time may authorize. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the Chief Executive Officer, the President or a Vice-President certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as from time to time may be prescribed for, and shall have such other powers and authority as from time to time may be granted or delegated to, such officer by the Chief Executive Officer, the President or the Board of Directors.
Section 4.12.    Compensation. The salaries and any other compensation of the officers shall be fixed from time to time by the Board of Directors.
ARTICLE V
LIABILITY AND INDEMNIFICATION
OF DIRECTORS AND OFFICERS
Section 5.1.    Mandatory Indemnification. The Corporation shall, to the fullest extent permitted or required by Sections 180.0850 through 180.0857 of the WBCL, including any amendments thereto (but in the case of any such amendment, only to the extent such amendment permits or requires the Corporation to provide broader indemnification rights than prior to such amendment), indemnify its Directors, Officers and employees against any all Liabilities and advance any and all reasonable Expenses incurred thereby in any Proceeding to which any Director, Officer or employee is a Party because such Director, Officer or employee is a director, officer or employee of the Corporation. The Corporation may indemnify its authorized agents, acting within the scope of their duties as such, to the same extent as Directors, Officers or employees hereunder. The rights to indemnification granted hereunder shall not be deemed exclusive of any other rights to indemnification against Liabilities or the advancement of Expenses that such person may be entitled under any written agreement, board resolution, vote of the shareholders, the WBCL or otherwise.
Section 5.2.    Permissive Supplementary Benefits. The Corporation may, but shall not be required to, supplement the right to indemnification set forth in Section 5.1, above, against Liability and advancement of Expenses under Section 5.1, above, by either or both of the following: (a) purchasing insurance on behalf of any one or more of such Directors, Officers or employees, whether or not the Corporation would be obligated to indemnify or advance Expenses to such Director, Officer or employee under Section 5.1, above; and (b) entering into individual or group indemnification agreements with any one or more of such Directors, Officers or employees.
Section 5.3.    Definitions. All capitalized terms used in this Article V and not otherwise defined herein shall have the meanings assigned to such terms in Section 180.0850 of the WBCL.

ARTICLE VI
CERTIFICATES FOR SHARES AND
REGISTRATION OF THEIR TRANSFER
Section 6.1.    Certificates for Shares.
6.1.1.    Content. Each certificate representing shares of the Corporation shall, at a minimum, state on its face the name of the Corporation and that it is organized under the laws of the State of Wisconsin, the name of the person to whom issued, and the number and class of shares and the designation of the series, if any, that the certificate represents, and shall be in such form as determined by or under the authority of the Board of Directors. Each certificate representing shares of the Corporation shall be signed (either manually or by facsimile) by any two officers of the Corporation. All such certificates shall be numbered consecutively or otherwise identified.
6.1.2.    Legend. If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and any authority of the Board of Directors to determine variations for future series) must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder this information on request, in writing and without charge.
6.1.3.    Shareholder List. The name and address of the person to whom the shares represented by each stock certificate are issued, along with the number of shares represented by the certificate and the date of issue, shall be entered on the stock transfer books of the Corporation.
Section 6.2.    Registration of Transfer of Shares. Registration of the transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation. Prior to due presentment of a certificate for shares for registration of transfer, the Corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner. In the event that a certificate for shares is presented to the Corporation with a request to register a transfer of any of the shares represented thereby, the Corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements and (b) the Corporation had no duty to inquire into adverse claims or has discharged any such duty. The Corporation may require reasonable assurance that such endorsements are genuine and effective and in compliance with such other regulations as may be prescribed under the authority of the Board of Directors. All certificates presented to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that if the owner claims that his or her certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) if required by the Corporation, files with the Corporation a sufficient indemnity bond or other indemnity as may be prescribed by or under the authority of the Board of Directors, and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

ARTICLE VII
DISTRIBUTIONS AND SHARE ACQUISITIONS
Section 7.1.    Distributions. The Board of Directors may authorize, and the Corporation may make, distributions (including dividends on its outstanding shares) in the manner and upon the terms and conditions provided by the WBCL or any successor provisions thereto and any other applicable law and the Corporation’s Articles of Incorporation.
Section 7.2.    Acquisition of Shares. The Corporation may acquire its own shares and all shares so acquired shall constitute treasury shares, which shall be considered issued but not outstanding shares, unless (a) the Corporation’s Articles of Incorporation prohibit treasury shares or prohibit the reissuance of acquired shares or (b) the Board of Directors, by resolution, cancels the acquired shares, in which event the shares are restored to the status of authorized but unissued shares. If the Corporation’s Articles of Incorporation prohibit treasury shares but do not prohibit the reissuance of acquired shares, all of the Corporation’s shares acquired by it shall be restored to the status of authorized but unissued shares. If the Corporation’s Articles of Incorporation prohibit the reissuance of acquired shares, the number of authorized shares of the Corporation is reduced by the number of shares acquired by the Corporation, effective upon amendment of the Corporation’s Articles of Incorporation, including pursuant to articles of amendment adopted by the Board of Directors without shareholder action pursuant to Section 180.0631(3)(b) of the WBCL or any appropriate successor provision thereto, which contain the information required thereby or by any such successor provision.

ARTICLE VIII
CONTRACTS, LOANS, CHECKS AND DEPOSITS:
SPECIAL CORPORATE ACTS
Section 8.1.    Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract of the Corporation, and such authorization may be general or confined to specific instance. No contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if: (1) the fact of such relationship or interest is disclosed or known to the board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or (2) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or (3) the contract or transaction is fair and reasonable to the Corporation. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes approves or ratifies such contract or transaction.
Section 8.2.    Loans. No indebtedness for borrowed money shall be contracted on behalf of the Corporation and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.
Section 8.3.    Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner, including by means of facsimile signatures, as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.
Section 8.4.    Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as may be selected by or under the authority of a resolution of the Board of Directors.
ARTICLE IX
FISCAL YEAR
The fiscal year of the Corporation shall be the calendar year.

ARTICLE X
AMENDMENTS
Section 10.1.    By the Board of Directors. The Corporation’s Board of Directors may amend or repeal the Corporation’s Bylaws if the shareholders in adopting, amending, or repealing a particular Bylaw provide expressly that the Board of Directors may amend or repeal that Bylaw.
Section 10.2.    By the Shareholders. The Corporation’s shareholders may amend or repeal the Corporation’s Bylaws, including any Bylaw that also may be amended or repealed by the Board of Directors.
Section 10.3.    Implied Amendments. Any action taken or authorized by the shareholders by the affirmative vote of the holders of a majority of the shares of each voting group entitled to vote thereon or by the Board of Directors by the affirmative vote of a majority of the directors, shall be given the same effect as though the Bylaws had been temporarily amended so far as is necessary to permit the specific action so taken or authorized.

APPENDIX C
Equity Securities
Equity Securities pursuant to the following agreements entered into by Company’s predecessor, Cellular Dynamics International, Inc. (“CDI”), before giving effect to any conversion or other rights therein exercised in connection with the Merger:

1.1
Convertible Promissory Note and Warrant Purchase Agreement between CDI, as the “Borrower,” and Wisconsin Alumni Research Foundation (“WARF”), as the “Purchaser,” dated effective as of February 12, 2007

1.2	Convertible Promissory Note by CDI payable to WARF in the stated principal amount of $500,000 dated as of August __, 2007

1.3	Common Stock Warrant No. CS-1 issued by CDI to WARF

1.4	Notice of Extension of Promissory Note by WARF dated December 31, 2007

1.5	Common Stock Warrant No. CS-3 issued by CDI to WARF

1.6	$1,000,000 Revolving Credit Agreement between CDI, as the “Borrower,” and Tactics II Ventures Limited Partnership (“Tactics II”), as the “Lender,” dated as of August __, 2007

1.7	Convertible Promissory Note by CDI payable to Tactics II in the stated principal amount of $1,000,000 dated as of August __, 2007

1.8	Common Stock Warrant No. CS-2 issued by CDI to Tactics II

1.9	Notice of Extension of Promissory Note by Tactics II dated December 31, 2007

1.10	Common Stock Warrant No. CS-4 issued by CDI to Tactics II

Equity Securities pursuant to the following agreements entered into by Company’s predecessor, Stem Cell Products, Inc. (“SCP”), before giving effect to any conversion or other rights therein exercised in connection with the Merger:

2.1	Convertible Promissory Note and Warrant Purchase Agreement between SCP, as the “Borrower,” and WARF, as the “Purchaser,” dated effective as of June 6, 2008

2.2	Convertible Promissory Note by SCP payable to WARF in the stated principal amount of $1,000,000 dated as of June 6, 2008

2.3	Common Stock Warrant No. CS-1 issued by SCP to WARF

2.4	Equity Agreement between WARF and SCP dated December 21, 2007, as amended and restated together with the agreement listed as 3.2, below

iPS Cell, Inc. Amended and Restated Equity Agreement 08-0103A and 08-0462A
Page11 of 13

Equity Securities pursuant to the following agreements of Company before giving effect to any conversion or other rights therein exercised in connection with the Merger:

3.1	Revolving Credit Agreement between iPS Cells, as the “Borrower,” and Tactics II, as the “Lender,” dated May 1, 2008, as amended and restated immediately following the Merger

3.2	Equity Agreement between WARF and iPS Cells effective as of June 27, 2008, as amended and restated together with the agreement listed as 2.4, above

iPS Cell, Inc. Amended and Restated Equity Agreement 08-0103A and 08-0462A

APPENDIX D
Stock Transfer Restrictions,
Shareholder Agreements, and Convertible Debt
1.1Shareholders Agreement, attached

1.2See items listed in Appendix C

iPS Cell, Inc. Amended and Restated Equity Agreement 08-0103A and 08-0462A
Page13 of 13

SHAREHOLDERS AGREEMENT
THIS AGREEMENT, is entered into as of July 15, 2008 by and among the undersigned shareholders (individually, a “Shareholder” and collectively, the “Shareholders”) of CELLULAR DYNAMICS INTERNATIONAL, INC., a Wisconsin corporation formerly known as iPS Cells, Inc. (the “Company”), and the Company, and it shall become effective immediately after the effective time of the merger described below.
W I T N E S S E T H:
WHEREAS, Cellular Dynamics International, Inc., a Wisconsin corporation, Stem Cell Products, Inc., a Wisconsin corporation, have been merged with and into iPS Cells, Inc., a Wisconsin corporation, which is the surviving corporation of such merger (the “Merger”) and is now known as Cellular Dynamics International, Inc.;
WHEREAS, as of the effective time of such merger, the Shareholders became the holders of record of the shares of common stock of the Company (the “Common Stock”); and
WHEREAS, as a condition of such merger, the Shareholders have executed and delivered to the Company a counterpart to this Agreement; and
NOW, THEREFORE, in consideration of the promises set forth herein, the parties hereto do mutually promise and agree as follows:
ARTICLE I

Covenant to Vote Shares

1.1    Amendments to Articles of Incorporation and Bylaws. Each Shareholder hereby agrees to vote all shares of stock of the Company, including the Common Stock, and including beneficial interest in such shares of stock, of whatever class, series or designation (collectively “Shares”) now or hereafter owned by such Shareholder, and agrees to direct his or its Nominee(s) on the Board of Directors of the Company (the “Board of Directors”) to vote, to cause the Articles of Incorporation of the Company and the Bylaws of the Company, each as in effect as of the Effective Date except as may be amended, altered and repealed in accordance with paragraph (d) of Article II (the “Articles of Incorporation” and the “Bylaws,” respectively), to remain in full force and effect. Notwithstanding any implication in the foregoing to the contrary, except for purposes of the foregoing, as used herein, “Shares” shall not include any shares of capital stock of the Company owned by a Shareholder as a result of an award under the Company’s 2008 Equity Incentive Plan and any shares of capital stock of the Company issued on or in respect of any such excluded capital stock, except as otherwise is set forth in the agreement or agreements thereunder with respect to such award or capital stock.
1.2    Board Representation.
(a)    Voting of Shares. Each Shareholder hereby agrees to vote, at meetings of the shareholders of the Company and by consent, all of the Shares owned by such Shareholder and agrees to direct his or its Nominee(s) on the Board of Directors to vote, to elect as directors and to maintain, including by removal of directors, the membership of the Board of Directors in accordance with the provisions of this Paragraph 1.2.

(b)    Composition of Board. The Board of Directors shall be composed of up to eight (8) members (sometimes herein referred to individually as a “Nominee” or collectively as “Nominees”), as follows:
(i)    Two members who shall be designated by the holders of more than fifty percent (50%) of the total outstanding Shares which have been or are issued from time to time to James A. Thomson;
(ii)    Two members who shall be designated by the holders of more than fifty percent (50%) of the total outstanding Shares which have been or are issued from time to time to Tactics II Ventures Limited Partnership, a Wisconsin limited partnership;
(iii)    One member who shall be designated by the holders of more than fifty percent (50%) of the total outstanding Shares which collectively have been or are issued from time to time to Dong Chen, January Family, LLC, Kamp Family, LLC, and Igor I. Slukvin;
(iv)    One member who shall be designated by the holders of more than fifty percent (50%) of the total outstanding Shares which have been or are issued from time to time to Wisconsin Alumni Research Foundation (“WARF”); and
(v)    Up to two members, the exact such number as determined, and who shall be designated by, the unanimous vote of the directors who then are in office and have been elected as the nominees described in accordance with clauses (i), (ii), (iii) and (iv) of this Paragraph 1.2(b).
(c)    Vacancies. In the event that any Nominee dies, resigns, is removed from office or otherwise ceases to serve as a director, the Person(s) entitled to designate such Nominee in accordance with Paragraph 1.2(b) (the “Designating Party”) shall have the right to designate his successor Nominee. For purposes hereof, a “Person” means any individual, partnership, association, trust, corporation, limited liability company, or other entity, including any government or any subdivision thereof.
(d)    Removal. The Designating Party with respect to any Nominee (including a successor Nominee) shall have the right to designate the removal of such director from office at any time.
(e)    Compensation Committee. The Board of Directors shall, not later than by the 60th day after the Effective Date, create a compensation committee of the Board of Directors and appoint members of the Board of Directors to serve on such committee. The director who is the Nominee designated by WARF shall have the right to participate as a voting member of the compensation committee of the Board of Directors.

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ARTICLE II

Restrictive Provisions: Supermajority Approval

The Company shall not, and the Board of Directors and the shareholders of the Company shall not take or cause or permit the Company to take, without the express approval thereof of the holders of at least two thirds (2/3) of the Shares of Common Stock then collectively held by the Shareholders and all Transferees to whom or which the Shareholders, directly or indirectly, have Transferred such Shares in accordance with Paragraph 3.2 (collectively, the “Requisite Holders”) as set forth in a writing signed by the authorized signatories of such Requisite Holders, any of the actions set forth below in this Article II.
(a)    Change Capital Structure. Make any change to the equity or capital structure of the Company, including by increase or decrease in the number of the Company’s authorized shares, or reclassification, subdivision, or combination, or varying or altering of the terms, par value or rights of, shares of any class or type of stock, or, except upon the conversion of indebtedness of the Company pursuant to its written credit arrangements or the exercise of warrants of the Company, in each case in accordance with the terms and conditions thereof in effect and set forth in writing as of the day when this Agreement became effective, the issuance of any stock or other securities of the Company or any options, warrants or other rights to acquire such stock or other securities (except that the Board of Directors may establish a stock option plan for employees and advisors and the Company, as authorized by the Board of Directors, may grant options thereunder), or the creation of any new class of stock, or making of any other similar change to the authorized and/or outstanding capital stock of the Company.
(b)    Make Distributions, Redemptions, Investments or Loans.
(i)    Declare, set aside assets for the payment of, or make or pay, any distribution upon or in respect of the capital stock or other securities of the Company, including to purchase or otherwise acquire, redeem or retire any common stock or other securities of the Company, except as otherwise permitted by this Agreement; or
(ii)    Make any loans or advances (other than advances to customers, suppliers or employees in the ordinary course of business), or capital contributions to, or any other investment in, any Person.
(c)    Merge, Sell, or Liquidate Company.
(i)    Merge, consolidate, reorganize or recapitalize the Company, convert the Company into another form of entity, enter into any partnership or joint venture or consummate any similar transaction;
(ii)    Sell, lease, transfer, contribute or otherwise dispose of, in any way, any material portion of the Company’s properties or assets, including the capital stock of its subsidiaries, if any, except inventory sold in the ordinary and normal course of its business or capital assets reasonably deemed by the Company's Board of Directors to be obsolete or no longer useful to the Company;

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(iii)    Commence or acquiesce in any bankruptcy or insolvency proceeding with respect to the Company seeking to adjudicate it bankrupt or insolvent or seeking reorganization or liquidation; or
(iv)    Cease doing business or liquidate or dissolve the Company.
(d)    Amend Articles of Incorporation or Bylaws. Amend, alter or repeal any provision of the Articles of Incorporation or the Bylaws.
(e)    Commitment. Enter into any agreement obliging, committing or binding the Company to do any thing or to take any action referred to in any of clauses (a) through (d) of this Article II or enter into any material amendment to any such agreement.
2.2    Compensation of Founders. The Company shall not compensate (whether through cash consideration, grants of equity in the Company or otherwise) the Shareholders of the Company as of the date of this Agreement, or any of their respective affiliates, for any ancillary services provided to or for the benefit of the Company, except as such Shareholder and three fourths (3/4) of the members of the Board of Directors then in office (excluding such Shareholder, if applicable) may mutually agree.

ARTICLE III

Transfer Restrictions

3.1    Restrictions on Transfers of Stock. Each Shareholder hereby agrees that, during the term of this Agreement, all Shares owned by such Shareholder shall be subject to the terms and conditions of this Agreement. No Shareholder may Transfer any Shares, either voluntarily or involuntarily, except as permitted by, and in compliance with, the provisions of this Agreement and any attempted or purported Transfer which is not permitted by, and which is not in compliance with, the provisions of this Agreement shall be void and ineffective for all purposes. For purposes of this Agreement, (a) a “Transfer” shall mean any direct or indirect transfer, sale, assignment, exchange, mortgage, pledge, hypothecation or other disposition of any Shares; (b) any Person to whom Shares have been Transferred, directly or indirectly, is sometimes individually referred to hereinafter as a “Transferee”; and (c) a “Permitted Transferee” shall mean with respect to any Shareholder who is a natural person, such Shareholder’s spouse and descendants (whether natural or adopted), any trust formed solely for the benefit of the Shareholder and/or the Shareholder’s spouse and/or descendants (whether natural or adopted), and the Estate of a deceased Shareholder (or the Personal Representative thereof) pending the administration of such Estate and provided that, upon termination of such Estate, the Shares held by such Estate (or Personal Representative) are Transferred in accordance with this Agreement.
3.2    Permitted Transfers. The following Transfers shall be permitted under this Agreement:
(a)    Shareholder Approval. A Shareholder may Transfer all or part of such Shareholder’s Shares if the Transfer is approved by the Requisite Holders after disclosure of the identity of the proposed Transferee and the terms of the proposed Transfer. If Shares are Transferred in accordance with this Paragraph 3.2(a), the Shares (including all interests therein) shall continue to be subject to this Agreement and the Transferee thereof shall be bound by this Agreement and the benefits hereof shall inure to such Transferee to the same extent as if such Transferee were an original party hereto; provided, however, that, as a condition precedent to the effectiveness such Transfer, such Transferee (or a duly authorized signatory thereof) shall execute and deliver to the Company a counterpart to this Agreement.

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(b)    Death/Estate Planning. Any Shareholder may Transfer Shares to any Permitted Transferee without the consent of the Requisite Holders and without triggering the Remedy for Violation set forth in Paragraph 3.3 hereof. If Shares are Transferred to a Permitted Transferee, the Shares (including all interests therein) shall continue to be subject to this Agreement and the Transferee thereof shall be bound by this Agreement and the benefits hereof shall inure to such Transferee to the same extent as if such Transferee were an original party hereto; provided, however, that, as a condition precedent to the effectiveness of such Transfer, such Permitted Transferee (or a duly authorized signatory thereof), unless an Estate of a deceased shareholder (or the Personal Representative thereof) holding Shares in accordance herewith, shall execute and deliver to the Company a counterpart to this Agreement. In the case of divorce, however, Paragraph 3.3, and not this Paragraph 3.2(b), shall govern and control.
3.3    Remedy for Violation.
(a)    Rights of the Company. Upon any Transfer of Shares (or any interest therein) that, notwithstanding the provisions of Paragraph 3.1, has been treated by any Person as being effective for any purpose, or any attempted or purported Transfer of any Shares (including any interest therein) by a Shareholder or by any direct or indirect Transferee of a Shareholder in violation of Paragraph 3.1 (a “Prohibited Transfer”), the Company shall have the right and option, in addition to such other remedies and damages as may be available to it under applicable law: (i) to confirm the effect of Paragraph 3.1 and accordingly to have such Transfer declared void and ineffective or to restrain, rescind ab initio, or set aside such Transfer, or (ii) to declare such Transfer effective as to any or all of such Shares for purposes hereof, in which case the Company shall have the option provided in Paragraph 3.3(b). Any action by the Company contemplated by this Paragraph 3.3(a), including, without limitation, an election to avail itself of any available remedy expressly provided herein, shall be by majority vote of its Board of Directors, with the Shareholder or Transferee whose Shares are subject to the Prohibited Transfer or, as the case may be, the Nominee designated pursuant to Paragraph 1.2(b) by such Shareholder or such Transferee and any other subsequent holder(s) of Shares originally issued to such Shareholder, abstaining from acting as a director on the matter. For purposes hereof, the term “Prohibited Transfer” shall include, without limitation, the creation or existence of any management and/or control rights in any Shares which interest is acquired or owned by the spouse or former spouse of any Shareholder or of any such Transferee as community or marital property during marriage, as a result of property division or other award or Transfer upon dissolution of the marriage, or as a result of any allowance or assignment of property under any applicable community or marital property law (collectively, a “Marital Transfer”), any Transfer through seizure or sale by legal process, or any other Transfer by operation of law. Anything to the contrary contained in the foregoing provision notwithstanding, the term “Prohibited Transfer” shall not include the creation or existence of an interest in any Shares under the provisions of the Wisconsin Uniform Marital Property Act, Chapter 766 of the Wisconsin Statutes, or any appropriate successor thereto, or any comparable provisions of any applicable law of another jurisdiction in the absence of any such Marital Transfer with respect to such Shares.
(b)    Option of the Company. As to any Shares subject to a Prohibited Transfer which the Company has declared effective under Paragraph 3.3(a), the Company shall have the option to purchase all (but not less than all) of such Shares. The purchase price shall be the lesser of (i) the price per share at which such Shares were Transferred or (ii) the Fair Market Value per Share as of the date of the Prohibited Transfer, which in the case of a Prohibited Transfer upon death or the termination of the Estate of a deceased Shareholder shall be deemed to be the date of the death of such Shareholder, as determined under Paragraph 3.4. The closing of the sale and the terms and conditions pursuant to which such purchase price shall be payable shall be as set forth in Paragraph 3.5. Such option shall be exercisable by written notice from the Company to the holder of such Shares which is

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given at any time within the one (1) year period which commences on the date the Company discovers such Prohibited Transfer (the “Exercise Period”). If the Company does not exercise such option within the Exercise Period, title to such Shares which were Transferred in violation of this Agreement shall vest in the holder thereof, who shall be bound by this Agreement as if such holder were an original party hereto; provided, however, that, as a condition precedent to the effectiveness of such Transfer, such holder (or a duly authorized signatory thereof) shall execute and deliver to the Company a counterpart to this Agreement.
3.4    Determination of Fair Market Value per Share. For purposes hereof, “Fair Market Value per Share” as of any date shall mean the price per Share at which a willing buyer and a willing seller, with neither under compulsion to act, then would buy and sell the Shares subject to purchase hereunder, assuming the continuation of the Company as a going concern, as determined by agreement of the buyer and seller, or if they are unable to so agree, by an independent appraiser experienced in valuations of privately held businesses who is selected by the Company by the majority vote of its Board of Directors after the date as of which such value is to be determined hereunder, with the Shareholder or Transferee whose Shares are subject to the Prohibited Transfer or, as the case may be, the Nominee designated pursuant to Paragraph 1.2(b) by such Shareholder or such Transferee and any other subsequent holder(s) of Shares originally issued to such Shareholder, abstaining from acting as a director on the matter, as may be applicable (the “Appraiser”). In determining the Fair Market Value per Share, the Appraiser shall apply any appropriate minority, marketability or other discounts except in the case of a Prohibited Transfer by reason of the death of a Shareholder or Transferee. In such case, the Appraiser shall value the Company as if its stock were sold in one transaction as of the date of such death, and then divide that value by the number of shares outstanding as of such date and there shall be no control premium or minority discount applied to a particular block of stock, although a marketability discount for the Company as a whole may be applicable, in the discretion of the Appraiser. For the purposes of this Agreement, the determination of the Fair Market Value per Share by the Appraiser shall be conclusive and binding on all interested Persons. The Company shall bear the entire cost of each appraisal performed pursuant hereto.
3.5    Closing and Certain Other Terms. The closing of any sale of Shares pursuant to Paragraph 3.3(b) and the terms and conditions pursuant to which the purchase price in any such sale shall be payable shall be as set forth below in this Paragraph 3.5, except as the buyer and seller agree otherwise.
(a)    Place and Time of Closing. The consummation of the sale of Shares pursuant to this Agreement shall occur at the Company’s principal office on the day (or on the next succeeding business day) which is the date, not later than the fifteenth (15th) day after the date on which the purchase price is established. The Company shall notify the seller of Shares in writing of the exact time of closing at least five (5) business days before the date of the closing.
(b)    Terms of Payment. The purchase price for Shares subject to purchase hereunder shall be paid in full in cash at the closing.
(c)    Closing Deliveries. At the closing, a seller of Shares and the Company shall make the deliveries hereinafter specified in this Paragraph 3.5(c). The seller shall deliver to the Company the certificate(s) evidencing ownership of the Shares subject to such sale, properly endorsed or accompanied by properly executed stock powers and all such instruments or documents as shall reasonably be required by the Company in connection with such Transfer of such Shares, and such Shares shall be delivered free and clear of all liens, claims, encumbrances and restrictions other than those imposed under this Agreement. The Company shall deliver to the seller payment of the purchase price therefor as described in Paragraph 3.5(b).
3.6    Deemed Sale. In the event that, at closing, a seller of Shares pursuant to this Agreement fails to deliver the certificate(s) evidencing ownership of Shares subject to sale to the Company (properly endorsed and/or with all accompanying documents) as required by Paragraph 3.5(c) and the Company tenders payment

6

of the purchase price as required by such paragraph, the Company may elect to deem, for all purposes, the Shares subject to the sale as having been purchased by the Company at closing, and in the event of such election, the Company’s books shall so reflect; provided, however, that, in the event of any such election, upon the delivery by such seller of such certificate(s) (properly endorsed and/or with accompanying documents), the Company shall deliver payment of the purchase price previously tendered for the Shares evidenced by such certificate(s). In all cases, any election by the Company under this Paragraph 3.6 shall be in addition to such other remedies and damages as may be available to the Company under applicable law (including the right to obtain specific performance hereof) and at the Company’s sole discretion.
3.7    Assignment by the Company. At the request of the Shareholder whose Shares were subject to a Marital Transfer, the Company shall assign to that Shareholder the Company’s rights to purchase such Shares pursuant to the provisions above of this Article III; provided, however, that such Shareholder must exercise such right, and give notice of such exercise to the Company, not later than the sixtieth (60th) day before the expiration of the Exercise Period; and provided, further, that, in the event of the failure of such exercise, such right shall, automatically and without any further act on the part of any Person, revert to the Company under Paragraph 3.3(b), and the Exercise Period shall be extended accordingly.
3.8    Endorsement on Certificate. Upon execution of this Agreement, the Shareholders agree to take all appropriate action to shall cause the respective certificates representing the shares of Common Stock owned by them to bear the following endorsement, in addition to any other endorsements required thereon:
THE SECURITIES OF THE CORPORATION REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY A SHAREHOLDERS AGREEMENT, DATED AS OF JULY 15, 2008, AMONG THE CORPORATION AND THE CORPORATION’S SHAREHOLDERS, WHICH CONTAINS PROVISIONS RESTRICTING THE TRANSFER, AND REGARDING THE VOTING, OF SUCH SECURITIES. A COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE CORPORATION.

THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH SHAREHOLDERS AGREEMENT.

The Shareholders shall cause, and direct their respective Nominee(s) to cause, the Company to place the above endorsement upon any stock certificate representing Shares which the Company may hereafter issue in the name of a Shareholder or in the name of any Person to whom or which Shares subject to this Agreement hereafter may be transferred or issued. Whenever any Shares become free of the rights and restrictions imposed by this Agreement, the holder thereof shall be entitled to receive, and the Company shall issue, promptly upon presentation to the Company of the certificate or certificates evidencing such Shares, a certificate or certificates without the above endorsement.

3.9    Market Stand-Off Agreement. If requested in writing by the representatives for the underwriters for the initial underwritten public offering of securities of the Company, each holder of Shares who is a party to this Agreement shall agree not to sell publicly any Shares (other than Shares being registered in such offering), without the consent of such underwriters, for a period of not more than one hundred and eighty (180) days following the effective date of the registration statement relating to such initial public offering of the Company, substantially in conformity with the customary and prevailing terms and conditions of the form of lock-up agreement of the underwriters’ representatives.

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ARTICLE IV

Termination of Agreement

4.1    Termination. This Agreement and all rights and obligations hereunder shall be considered to terminate upon the first to occur of any of the following events:
(a)    The mutual written agreement of the Requisite Holders;
(b)    The liquidation or dissolution (other than solely an administrative dissolution) of the Company in accordance with paragraph (c) of Article II and/or applicable law; or
(c)    The commencement of the initial sale of Shares for cash in a firm commitment or best efforts underwritten offering of Shares pursuant to a registration statement filed by the Company with, and declared effective by, the Securities and Exchange Commission which subjects the Company to Section 12(g) of the Securities Exchange Act of 1934, as amended, in accordance with paragraph (a) of Article II and applicable law.
4.2    Effect of Termination. The termination of this Agreement shall not extinguish or otherwise diminish or modify the rights of any party hereto which may have arisen or accrued hereunder prior to such termination and, notwithstanding any implication in Paragraph 4.1 to the contrary, in the case of termination of this Agreement pursuant to Paragraph 4.1(c), Paragraph 3.9 shall continue in full force and effect beyond such termination of this Agreement for the period described in Paragraph 3.9.
ARTICLE V

RIGHTS OF FIRST REFUSAL ON COMPANY ISSUANCES OF STOCK

5.1    Subsequent Offerings. Each Shareholder shall have a right of first refusal to purchase a number of shares of all Equity Securities (as hereinafter defined) that the Company may, from time to time, propose to sell and issue after the Effective Date, other than the Equity Securities excluded by Paragraph 5.3 hereof up to such Shareholder’s pro rata share of all such Equity Securities. Each Shareholder’s pro rata share is equal to the ratio of the number of Shares of Common Stock held immediately prior to the issuance of such Equity Securities by such Shareholder to the total number of Shares of Common Stock held immediately prior to the issuance of the Equity Securities by all Shareholders and all Transferees (other than the Company) to whom or which such Shares were Transferred in accordance with Paragraph 3.2 and all other shares of Common Stock with respect to which the holder is entitled to a similar right of first refusal. The term “Equity Securities” shall mean (a) any Common Stock or other equity security of the Company, (b) any security convertible, with or without consideration, into any Common Stock or other equity security of the Company (including any option to purchase such a convertible security), (c) any security carrying any warrant or right to subscribe to or purchase any Common Stock or other equity security of the Company, or (d) any such warrant or right.
5.2    Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give each Shareholder written notice of its bona fide intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Shareholder shall have ten (10) days from the receipt of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. The Company may not offer such Equity Securities to other investors on terms more

8

favorable to such other investors than the terms offered to the Shareholders during the period of sixty (60) days from the commitment of the Shareholders to invest in the Company pursuant to this Article 5. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Shareholder who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.
5.3    Excluded Securities. The rights of first refusal established by this Article 5 shall have no application to any of the following Equity Securities (collectively, “Excluded Securities”):
(a)    shares of Common Stock (and/or options, warrants or other Common Stock purchase rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary of the Company, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors and otherwise in accordance with this Agreement;
(b)    any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board of Directors and otherwise in accordance with this Agreement;
(c)    shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company in accordance with this Agreement;
(d)    any Equity Securities issued in connection any of the following approved by the Board of Directors and otherwise in accordance with this Agreement: any equipment leasing or loan arrangement, debt financing or refinancing from a bank or similar financial or lending institution, or any arrangement where the Company licenses intellectual property from any third party and no cash is contributed by such third party to the Company in exchange for the Equity Securities;
(e)    any Equity Securities issued by the Company pursuant to a registration statement filed under the Securities Act in accordance with this Agreement; and
(f)    any Equity Securities issued pursuant to any convertible debt or warrant of either predecessor of the Company in the Merger which debt or warrant was outstanding immediately prior to the Merger.
ARTICLE VI

Miscellaneous

6.1    Amendment and Waiver. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only as expressly set forth in a writing signed by the duly authorized signatories of the Requisite Holders and the Company; provided, however, that Paragraph 1.2(b)(iv) (and the corresponding provisions of Paragraphs 1.2(b) and (c)) shall not be amended or waived without the express written consent of WARF. Notwithstanding the foregoing, this Agreement may not be amended and the observance of any term hereof may not be waived with respect to any holder of Shares then entitled to the benefit of and bound by this Agreement (such holders collectively being the “Parties to this Agreement”) without the written consent of such Party to this Agreement, unless such amendment or waiver applies to all Parties to this Agreement in the same fashion. The Company shall give prompt notice of any amendment or waiver hereunder to any party hereto that did not consent in writing to such amendment or waiver. Any amendment or waiver effected in

9

accordance with this Paragraph 6.1 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision, except as may be expressly so provided in such waiver.
6.2    Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages, which will accrue to any Shareholder by reason of the failure of any party to perform any of its obligations under this Agreement. Therefore, if any Shareholder should institute any action or proceeding to enforce the provisions hereof, each Shareholder against whom such action or proceeding is brought hereby waives the claim or defense therein that such Shareholder has or may have an adequate remedy at law, and such Shareholder shall not urge in any such action or proceeding the claim or defense that such remedy at law exists, and shall consent to a judgment granting specific performance of this Agreement.
6.3    Action of Board of Directors. Whenever this Agreement excludes a director in describing the number of the members of the Board of Directors whose affirmative vote is required in order that the Board of Directors may take any action contemplated hereby or this Agreement provides that a director must abstain from any such action, that shall not be construed or interpreted to mean that such director may not be present in order that a quorum be obtained so that any such action of the Board of Directors may be taken in accordance herewith and as otherwise is proper.
6.4    Assignment. Except as expressly provided otherwise herein, neither this Agreement nor the rights or obligations of any party hereunder may be assigned or delegated by any party hereto without the prior written consent of all of the other parties hereto, and any purported assignment or delegation without such consent shall be void and ineffective for all purposes.
6.5    Use of Words; Headings. The use of words of the masculine gender is intended to include, wherever appropriate, the feminine or neuter gender and vice versa. The use of words of the singular is intended to include, wherever appropriate, the plural and vice versa. The headings of the Articles and Paragraphs hereof are intended for convenience of reference only and shall not affect the construction or interpretation of any provision hereof.
6.6    Partial Invalidity. If any provision of this Agreement or the application thereof to any Person or circumstances should, to any extent, be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.
6.7    Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be an original but all of which shall constitute but one and the same agreement. This Agreement may be executed by facsimile or by pdf in email and each facsimile or pdf signature will constitute a true and legally binding signatures with the same effect as an original signature.
6.8    Entire Agreement. This Agreement is the entire Agreement among the parties hereto with respect to the subject matter hereof, and all prior agreements, whether written or oral, are hereby superseded and of no further force and effect.
6.9    Binding Effect; Third Party Rights. This Agreement shall be binding upon the parties hereto, their respective direct and indirect Transferees of Shares and such parties’ and such Transferees’ respective legal representatives, heirs, beneficiaries, successors and permitted assigns and shall inure to the benefit of the parties hereto, their respective direct and indirect Transferees as provided herein, and such parties’ and (as so provided herein) such Transferees’ respective legal representatives, heirs, beneficiaries, successors and assigns. The covenants and agreements contained herein are for the benefit of the parties hereto and are not for the benefit of any third parties except as may be expressly set forth herein.
6.10    Governing Law. This Agreement and all questions arising in connection herewith shall be governed by and construed in accordance with the internal laws of Wisconsin, without regard to the law that otherwise would apply under conflicts of law principles thereof.
6.11    Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications to each Shareholder shall be deemed effectively given as aforesaid when sent to the address noted on the signature page hereof opposite such Shareholder’s name or to such other address as shall be designated to the Company by written notice in accordance with this Paragraph 6.11. All communications to the Company shall be deemed effectively given as aforesaid when sent to the address set forth below or to such other address as shall be designated by the Company by written notice in accordance with this Paragraph 6.11:
If to the Company:

Cellular Dynamics International, Inc.
c/o Godfrey & Kahn, S.C.
780 North Water Street
Milwaukee, Wisconsin 53202
Attn: Anna M. Geyso
Fax: (414) 273-5198

6.12    Effective Date. If the effective date of the Merger is not July 15, 2008, but instead a later date, then, notwithstanding the date of July 15, 2008, first written above in this Agreement, this Agreement shall be effective as of the effective date of the Merger (the “Effective Date”) and not as of July 15, 2008.

[Remainder of this page intentionally left blank.]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:
CELLULAR DYNAMICS INTERNATIONAL, INC.
By:	/s/ Robert J. Palay

Robert J. Palay
(Print Name of Signatory)

Chief Executive Officer
(Print Title of Signatory)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Address for Notice:	SHAREHOLDER:
3420 Genetics-Biotechnology
Center Building
425 Henry Mall
Madison, WI 53706	/s/ James Thomson

James A. Thomson
(Print Name of Shareholder)

(Print Name of Signatory) (as applicable)

(Print Title of Signatory) (as applicable)

Counterpart signature page to Shareholders Agreement of Cellular Dynamics International, Inc.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Address for Notice:	SHAREHOLDER:

5 Revere Drive, Suite 200	TACTICS II VENTURES LIMITED PARTNERSHIP
Northbrook, IL 60062
	By:	TACTICS II VENTURES MANAGEMENT LIMITED PARTNERSHIP, its General Partner

	By:	TACTICS II GENERAL PARTNER LLC, its General Partner

	By:	/s/ Thomas M. Palay
Thomas M. Palay, Manager & Member

By:
Robert J. Palay, Manager & Member

Counterpart signature page to Shareholders Agreement of Cellular Dynamics International, Inc.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Address for Notice:	SHAREHOLDER:

5 Revere Drive, Suite 200	TACTICS II VENTURES LIMITED PARTNERSHIP
Northbrook, IL 60062
	By:	TACTICS II VENTURES MANAGEMENT LIMITED PARTNERSHIP, its General Partner

	By:	TACTICS II GENERAL PARTNER LLC, its General Partner

By:
Thomas M. Palay, Manager & Member

	By:	/s/ Robert J. Palay
Robert J. Palay, Manager & Member

Counterpart signature page to Shareholders Agreement of Cellular Dynamics International, Inc.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Address for Notice:	SHAREHOLDER:

Timothy Kamp
708 Miami Pass
Madison, WI 53711	/s/ Timothy J. Kamp

Kamp Family LLC
(Print Name of Shareholder)

Timothy J. Kamp
(Print Name of Signatory) (as applicable)

Manager
(Print Title of Signatory) (as applicable)

Counterpart signature page to Shareholders Agreement of Cellular Dynamics International, Inc.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Address for Notice:	SHAREHOLDER:

/s/ Craig T. January

Craig T. January
(Print Name of Shareholder)

(Print Name of Signatory) (as applicable)

(Print Title of Signatory) (as applicable)

Counterpart signature page to Shareholders Agreement of Cellular Dynamics International, Inc.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Address for Notice:	SHAREHOLDER:

Quarles & Brady LLP
Attn: Mark Ehrmann
33 East Main St	/s/ Dong Chen
Suite 900
Madison WI 53703	Dong Chen
(Print Name of Shareholder)

(Print Name of Signatory) (as applicable)

(Print Title of Signatory) (as applicable)

Counterpart signature page to Shareholders Agreement of Cellular Dynamics International, Inc.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Address for Notice:	SHAREHOLDER:

1 Turnwood Circle
Verona WI 53593
/s/ Igor Slukvin

Igor I. Slukvin
(Print Name of Shareholder)

(Print Name of Signatory) (as applicable)

(Print Title of Signatory) (as applicable)

Counterpart signature page to Shareholders Agreement of Cellular Dynamics International, Inc.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Address for Notice:	SHAREHOLDER:

8910 Settlers Rd
Madison, WI 53717
/s/ Nicholas Seay

Nicholas J. Seay
(Print Name of Shareholder)

(Print Name of Signatory) (as applicable)

(Print Title of Signatory) (as applicable)

Counterpart signature page to Shareholders Agreement of Cellular Dynamics International, Inc.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Address for Notice:	SHAREHOLDER:

614 Walnut St, 13th Flr
Madison, WI 53726
/s/ Carl E. Gulbrandsen

WICELL RESEARCH INSTITUTE INC.
(Print Name of Shareholder)

Carl E. Gulbrandsen
(Print Name of Signatory) (as applicable)

President
(Print Title of Signatory) (as applicable)

Counterpart signature page to Shareholders Agreement of Cellular Dynamics International, Inc.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Address for Notice:	SHAREHOLDER:

614 Walnut St, 13 Flr
Madison, WI 53726
/s/ Carrie J. Thome

WISCONSIN ALUMNI RESEARCH FOUNDATION
(Print Name of Shareholder)

Carrie J. Thome
J. Alain Hung
(Print Name of Signatory) (as applicable)

Director of Investments
Associate Director of Investments
(Print Title of Signatory) (as applicable)

Counterpart signature page to Shareholders Agreement of Cellular Dynamics International, Inc.

SPOUSAL CONSENT AND ACKNOWLEDGMENT
I acknowledge that I have read the foregoing Agreement and that I understand its contents. I am aware that by its provisions my spouse agrees to sell all shares of stock of Cellular Dynamics International, Inc. held by him or her on this date, or hereafter acquired, upon the occurrence of certain events. I am further aware that included in such sale shall be any interest I have in any such shares (including without limitation any right or interest by operation of the Wisconsin Marital Property Act, Chapter 766 of the Wisconsin Statutes, or by operation of any other law) and such interest of any of my heirs, legatees, or other transferees. I hereby consent to such sale, approve the provisions of the Agreement, agree to sell any interest I may have in any such shares as required by the Agreement, agree that those shares and my interest in them are subject to the provisions of the Agreement, and direct the personal representative of my estate to promptly comply with all of the provisions of the Agreement, including, without limitation, Article III thereof. I further covenant and agree that I will take no action at any time to hinder the operation of the Agreement as to those shares or any interest which I or my transferees have in them.

Date:	7/9/08	Spouse:	/s/ Mary J. Kamp

SPOUSAL CONSENT AND ACKNOWLEDGMENT
I acknowledge that I have read the foregoing Agreement and that I understand its contents. I am aware that by its provisions my spouse agrees to sell all shares of stock of Cellular Dynamics International, Inc. held by him or her on this date, or hereafter acquired, upon the occurrence of certain events. I am further aware that included in such sale shall be any interest I have in any such shares (including without limitation any right or interest by operation of the Wisconsin Marital Property Act, Chapter 766 of the Wisconsin Statutes, or by operation of any other law) and such interest of any of my heirs, legatees, or other transferees. I hereby consent to such sale, approve the provisions of the Agreement, agree to sell any interest I may have in any such shares as required by the Agreement, agree that those shares and my interest in them are subject to the provisions of the Agreement, and direct the personal representative of my estate to promptly comply with all of the provisions of the Agreement, including, without limitation, Article III thereof. I further covenant and agree that I will take no action at any time to hinder the operation of the Agreement as to those shares or any interest which I or my transferees have in them.

Date:	7/14/2008	Spouse:	/s/ Marilyn January

SPOUSAL CONSENT AND ACKNOWLEDGMENT
I acknowledge that I have read the foregoing Agreement and that I understand its contents. I am aware that by its provisions my spouse agrees to sell all shares of stock of Cellular Dynamics International, Inc. held by him or her on this date, or hereafter acquired, upon the occurrence of certain events. I am further aware that included in such sale shall be any interest I have in any such shares (including without limitation any right or interest by operation of the Wisconsin Marital Property Act, Chapter 766 of the Wisconsin Statutes, or by operation of any other law) and such interest of any of my heirs, legatees, or other transferees. I hereby consent to such sale, approve the provisions of the Agreement, agree to sell any interest I may have in any such shares as required by the Agreement, agree that those shares and my interest in them are subject to the provisions of the Agreement, and direct the personal representative of my estate to promptly comply with all of the provisions of the Agreement, including, without limitation, Article III thereof. I further covenant and agree that I will take no action at any time to hinder the operation of the Agreement as to those shares or any interest which I or my transferees have in them.

Date:	7/8/2008	Spouse:	/s/ [Illegible]

SPOUSAL CONSENT AND ACKNOWLEDGMENT
I acknowledge that I have read the foregoing Agreement and that I understand its contents. I am aware that by its provisions my spouse agrees to sell all shares of stock of Cellular Dynamics International, Inc. held by him or her on this date, or hereafter acquired, upon the occurrence of certain events. I am further aware that included in such sale shall be any interest I have in any such shares (including without limitation any right or interest by operation of the Wisconsin Marital Property Act, Chapter 766 of the Wisconsin Statutes, or by operation of any other law) and such interest of any of my heirs, legatees, or other transferees. I hereby consent to such sale, approve the provisions of the Agreement, agree to sell any interest I may have in any such shares as required by the Agreement, agree that those shares and my interest in them are subject to the provisions of the Agreement, and direct the personal representative of my estate to promptly comply with all of the provisions of the Agreement, including, without limitation, Article III thereof. I further covenant and agree that I will take no action at any time to hinder the operation of the Agreement as to those shares or any interest which I or my transferees have in them.

Date:	7/7/2008	Spouse:	/s/ [Illegible]

SPOUSAL CONSENT AND ACKNOWLEDGMENT
I acknowledge that I have read the foregoing Agreement and that I understand its contents. I am aware that by its provisions my spouse agrees to sell all shares of stock of Cellular Dynamics International, Inc. held by him or her on this date, or hereafter acquired, upon the occurrence of certain events. I am further aware that included in such sale shall be any interest I have in any such shares (including without limitation any right or interest by operation of the Wisconsin Marital Property Act, Chapter 766 of the Wisconsin Statutes, or by operation of any other law) and such interest of any of my heirs, legatees, or other transferees. I hereby consent to such sale, approve the provisions of the Agreement, agree to sell any interest I may have in any such shares as required by the Agreement, agree that those shares and my interest in them are subject to the provisions of the Agreement, and direct the personal representative of my estate to promptly comply with all of the provisions of the Agreement, including, without limitation, Article III thereof. I further covenant and agree that I will take no action at any time to hinder the operation of the Agreement as to those shares or any interest which I or my transferees have in them.

Date:	July 15, 2008	Spouse:	/s/ Wendy Seay

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